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                                                                    Exhibit 23.3





                                  March 9, 2000



RADVision Ltd.
24 Raoul Wallenberg Street
Tel Aviv 69719, Israel

                  Re:      RADVision Ltd. --
                           Registration Statement on Form F-1
                           ----------------------------------

Ladies and Gentlemen:

     As United States counsel to RADVision Ltd., an Israeli corporation (the "Company"), in connection with its preparation of the Registration Statement on Form F-1 (Registration No. 333-30916) (the "Registration Statement") for the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 4,370,000 of the Company's ordinary shares, par value NIS 0.1 per share, we hereby consent to the reference to Weil, Gotshal & Manges LLP under the caption "Legal Matters" in the prospectus included in the Registration Statement. This consent shall not be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act.



                                    Very truly yours,

                                   /s/ Weil, Gotshal & Manges LLP